AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 29, 1995

                                                                    NO. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              -------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------
                          FLEET FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

                RHODE ISLAND                                    05-0341324
       (State or other jurisdiction of                        I.R.S. Employer
       incorporation or organization)                       Identification No.
                           50 KENNEDY PLAZA, PROVIDENCE, RI 02903
                    (Address of Principal Executive Offices) (Zip Code)

                              -------------------

              SHAWMUT NATIONAL CORPORATION EMPLOYEES' THRIFT PLAN
                                      AND
                         THRIFT AND PROFIT SHARING PLAN
                    FOR EMPLOYEES OF NORTHEAST SAVINGS, F.A.
                           (Full title of the plans)
                              -------------------
                          WILLIAM C. MUTTERPERL, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                 FLEET FINANCIAL GROUP, INC., 50 KENNEDY PLAZA,
                              PROVIDENCE, RI 02903
                    (Name and address of agent for service)

                                 (401) 278-5880
         (Telephone number, including area code, of agent for service)
                              -------------------

                                WITH A COPY TO:
                   LAURA N. WILKINSON, ESQ., EDWARDS & ANGELL
                2700 HOSPITAL TRUST TOWER, PROVIDENCE, RI 02903

                              -------------------

                        CALCULATION OF REGISTRATION FEE

                                                         PROPOSED     PROPOSED
                                                          MAXIMUM      MAXIMUM
                                                         OFFERING     AGGREGATE        AMOUNT OF
           TITLE OF SECURITIES              AMOUNT TO      PRICE      OFFERING       REGISTRATION
             TO BE REGISTERED             BE REGISTERED PER SHARE(1)   PRICE(1)           FEE
Common Stock, $0.01 par value(1)..........   3,414,070     $40.44   $138,064,991(2)   $47,609.00
Participation Interests in the Shawmut
  National Corporation Thrift Plan........      (3)         (3)          (3)             $100.00(4)
Participation Interests in the Thrift and
  Profit Sharing Plan for Employees of
  Northeast Savings, F.A. ................      (5)         (5)          (5)             $100.00(6)
Total.....................................                                            $47,809.00

(1) Including Preferred Share Purchase Rights.
(2) Pursuant to Rule 457 of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Securities Act") based on a price of $40.44 per share (the average of the high and low prices per share on the New York Stock Exchange on November 22, 1995).
(3) Pursuant to Rule 416(c) under the Securities Act, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Shawmut National Corporation Thrift Plan for open market purchases, original issuance of common stock or issuances of common stock from stock held in the Registrant's treasury.
(4) The minimum registration fee required pursuant to Section 6(b) of the Securities Act is being paid.
(5) Pursuant to Rule 416(c) under the Securities Act, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Thrift and Profit Sharing Plan for Employees of Northeast Savings, F.A. for open market purchases, original issuance of common stock or issuances of common stock from stock held in the Registrant's treasury.
(6) The minimum registration fee required pursuant to Section 6(b) of the Securities Act is being paid.
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
                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated in this Registration Statement by reference:

    1. Annual Report on Form 10-K for the year ended December 31, 1994, as amended by a Form 10-K/A dated April 28, 1995.

    2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

    3. Current Reports on Form 8-K dated January 18, 1995, January 27, 1995, February 20, 1995, February 21, 1995, April 13, 1995, May 11, 1995, May 17,
1995, June 21, 1995, August 11, 1995, August 23, 1995, October 18, 1995, October
26, 1995 and November 15, 1995.

    4. The description of the Common Stock contained in a Registration Statement filed by Industrial National Corporation (predecessor to the Registrant) on Form 8-B dated May 29, 1970, and any amendment or report filed for the purpose of updating such description.

    5. The description of the Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A dated November 29, 1990, and any amendment or report filed for the purpose of updating such description.

    Such incorporation by reference shall not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

    Also incorporated by reference are each of the Plan's Annual Reports on Form 11-K for the fiscal years ended December 31, 1994, as filed by Shawmut National Corporation ("Shawmut") and Northeast Federal Corp. ("Northeast"), respectively.

    All documents filed with the Commission by the Registrant pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

    Not applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

    The validity of the Common Stock offered hereby has been passed upon for the Registrant by Edwards & Angell, One Hospital Trust Plaza, Providence, Rhode Island 02903. V. Duncan Johnson, a partner of Edwards & Angell, is a director of Fleet National Bank, Fleet Bank, National Association and Fleet Bank of Massachusetts, National Association, wholly-owned subsidiaries of the Registrant, and beneficially owns 4,052 shares of Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Registrant's By-laws provide for indemnification to the extent permitted by Section 7-1.1-4.1 of the Rhode Island Business Corporation Law. Such section, as adopted by the By-laws, requires the Registrant to indemnify directors, officers, employees or agents against judgments, fines, reasonable costs, expenses and counsel fees paid or incurred in connection with any proceeding to which such director, officer, employee or agent or his legal representative may be a party (or for testifying when not a party) by reason of his being a director, officer, employee or agent, provided that such director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (a) if he was acting in his official capacity that his conduct was in the Registrant's best interests, (b) in all other cases that his conduct was at least not opposed to its best interest, and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Registrant's By-laws provide that such rights to indemnification are contract rights and that the expenses incurred by an indemnified person shall be paid in advance of a final disposition of any proceeding; provided, however, that if required under applicable law, such person must deliver a written affirmation that he has met the standards of care required under such provisions to be entitled to indemnification and provides an undertaking by or on behalf of such person to repay all amounts advanced if it is ultimately determined that such person is not entitled to indemnification. With respect to possible indemnification of directors, officers and controlling persons of the Registrant for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to such provisions, the Registrant is aware that the Securities and Exchange Commission has publicly taken the position that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION OF REGISTRANT CLAIMED

    Not applicable

ITEM 8. EXHIBITS.

     4(a)    Restated Articles of Incorporation, as amended, of the Registrant (incorporated by reference to Exhibit 4(h) of the Registrant's Registration Statement on Form
             S-3 (No. 33- 63631)).

     4(b)    By-laws, as amended, of the Registrant (incorporated by reference to Exhibit 4(i)
             of the Registrant's Registration Statement on Form S-3 (No. 33-63631)).

     5(a)    Opinion of Edwards & Angell.

     5(b)    Determination letter received December 27, 1994 from the Internal
             Revenue Service ("IRS") that the Shawmut National Corporation
             Employees' Thrift Plan and amendments thereto, as submitted to the IRS, is a qualified plan.

     5(c) Advance determination letter, dated May 9, 1995, from the IRS that the Thrift and Profit Sharing Plan for Employees of Northeast
             Savings, F.A. and amendments thereto, as submitted to the IRS, is a qualified plan (incorporated by reference to Exhibit 5 of Shawmut's Registration Statement on Form S-8 (No. 33-63205).

     23(a)   Consent of KPMG Peat Marwick LLP (as to Registrant)

     23(b)   Consent of Price Waterhouse LLP (as to Shawmut)

     23(c)   Consent of Edwards & Angell (included in Exhibit 5).

     24      Power of Attorney (included on signature pages hereto).

ITEM 9. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES AND AMENDMENTS

    Each person whose signature appears below hereby constitutes and appoints the Chairman and President, any Vice Chairman, the Executive Vice President and Chief Financial Officer or the Secretary of the Registrant, or any one of them, acting alone, as his true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment or amendments to the Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendment may make such changes in the Registration Statement as said officer or officers so acting deem(s) advisable.

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Providence, State of Rhode Island on November 29, 1995.

                                          FLEET FINANCIAL GROUP, INC.

                                          By         /s/ TERRENCE MURRAY
                                             ...................................
                                                      Terrence Murray
                                                  Chairman, President and
                                                  Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 29, 1995.

             SIGNATURES                                       TITLE
------------------------------------  -----------------------------------------------------

        /s/ TERRENCE MURRAY           Chairman, President and Chief Executive Officer
 ....................................
          Terrence Murray

       /s/ EUGENE M. MCQUADE          Executive Vice President and Chief Financial Officer
 ....................................
         Eugene M. McQuade

      /s/ ROBERT C. LAMB, JR.         Controller
 ....................................
        Robert C. Lamb, Jr.

      /s/ WILLIAM BARNET, III         Director
 ....................................
        William Barnet, III

        /s/ BRADFORD R. BOSS          Director
 ....................................
          Bradford R. Boss

     /s/ PAUL J. CHOQUETTE, JR.       Director
 ....................................
       Paul J. Choquette, Jr.

       /s/ JAMES F. HARDYMON          Director
 ....................................
         James F. Hardymon

 ....................................  Director
          Robert M. Kavner

        /s/ LAFAYETTE KEENEY          Director
 ....................................
          Lafayette Keeney

       /s/ RAYMOND C. KENNEDY         Director
 ....................................
         Raymond C. Kennedy

        /s/ ARTHUR C. MILOT           Director
 ....................................
          Arthur C. Milot

        /s/ RUTH R. MCMULLIN          Director
 ....................................
          Ruth R. McMullin

       /s/ THOMAS D. O,CONNOR         Director
 ....................................
         Thomas D. O'Connor

       /s/ MICHAEL B. PICOTTE         Director
 ....................................
         Michael B. Picotte

         /s/ JOHN A. REEVES           Director
 ....................................
           John A. Reeves

        /s/ JOHN R. RIEDMAN           Director
 ....................................
          John R. Riedman

         /s/ JOHN S. SCOTT            Director
 ....................................
           John S. Scott